Exhibit 10.39

14 March 2017

To:          GulfMark Americas, Inc. (the “Borrower”)

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

United States

Attention: Chief Financial Officer

GulfMark Offshore, Inc. (the “Parent” and, together with the Borrower, “you”)

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

United States

Attention: Chief Financial Officer

From:     The Royal Bank of Scotland plc (in its capacity as Agent for the Lenders)

Syndicated Loans Agency

Corporate & Institutional Banking,

250 Bishopsgate

London, EC2M 4AA

United Kingdom

Dear Sirs,

Multicurrency Facility Agreement dated 26 September 2014 (as amended, supplemented and/or restated from time to time and as last amended on 31 March 2016) (the “Facility Agreement”, capitalised terms used but not defined herein as therein defined)

1.	Introduction

1.1	Reference is made to the Facility Agreement and the letter agreement, dated 8 March 2017, between you and the Agent (the “Interim Funding Letter”). This letter is referred to as the “Support Letter”.

1.2

You have requested, and the Agent (acting on the instructions of the Majority Lenders) has agreed to forbear from exercising any remedies in respect of the Enumerated Defaults (as defined below) during the Support Period (as defined below) on the terms of this Support Letter.

2.	Support Period

2.1

During the Support Period, the Agent (acting on the instructions of the Majority Lenders) hereby agrees to waive, each Default and/or Event of Default which is an Enumerated Default (and to forbear from exercising any rights or remedies under the Finance Documents as a result of any such Default and/or Event of default which is an Enumerated Default).

2.2	The “Support Period” is the period beginning on the date hereof and ending on the earlier of (x) 14 April 2017 or (y) the occurrence of any of the following events (each an “Early Termination Event”):

(a)

any payment or other distribution of cash (including any interest or coupon payment), by Parent, its Subsidiaries or any of their respective Affiliates on account of Parent’s 6.375% Senior Notes due 2022 (the “2022 Notes”), including any payment or distribution directly or indirectly to or for the benefit of any holder or beneficial owner of the 2022 Notes or any direct or indirect purchase, redemption or other acquisition or retirement for value of any 2020 Notes, but excluding any regular course payments to the trustee for the 2020 Notes and any payments to external legal and financial advisors to the ad hoc group of holders of and external legal fees of the trustee for the 2020 Notes;

(b)

any direct or indirect payment or other distribution of cash by the Parent, its Subsidiaries or any of their respective Affiliates on account of GulfMark Rederi AS’s NOK 600,000,000 Amended and Restated Mutli-Currency Revolving Credit Facility Agreement (the “NOK Facility”) (other than scheduled interest payments due under the NOK Facility disregarding any amendments thereto after 31 December 2016) and any payments to external legal and financial advisors to the agent under the NOK Facility;

(c)	the acceleration or taking of enforcement steps by the requisite lenders (howsoever described) under the NOK Facility;

(d)	your material breach of this Support Letter or the Interim Funding Letter;

(e)	any corporate action, legal proceedings or other procedure or step (in any jurisdiction) is taken in relation to:

(i)	the commencement by Parent, Borrower or any Material Company of a voluntary case under Title 11 of the United States Code (the “U.S. Bankruptcy Code”);

(ii)

a moratorium of any indebtedness, winding-up, dissolution, administration, reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise), adjustment of debt, dissolution, insolvency or liquidation of Parent, Borrower or any Material Company;

(iii)	a composition, compromise, assignment or arrangement with any class of creditors of Parent, Borrower or any Material Company; or

(iv)

the appointment of a liquidator, receiver, administrative receiver, administrator, custodian (as defined in the U.S. Bankruptcy Code), compulsory manager or other similar officer in respect of Parent, Borrower or any Material Company or any of their respective assets;

(f)	an involuntary case is commenced against you or any Material Company under the U.S. Bankruptcy Code or any similar law of another jurisdiction; or

(g)	enforcement of any Security securing indebtedness for borrowed money over any assets of Parent, Borrower or any Material Company.

3.	Enumerated Defaults

3.1	Each of the following is an “Enumerated Default”:

(a)	an Event of Default under Clause 30.4.1 of the Facility Agreement, but only insofar as it arises as a result of:

(i)	Parent’s failure to deliver the financial information required under Clause 27.1.1 of the Facility Agreement;

(ii)	Parent’s failure to deliver a Compliance Certificate as required under Clause 27.2 of the Facility Agreement in relation to the immediately preceding sub-clause (i) above;

(iii)

Parent’s failure to the notify the Agent of any Default or Event of Default as required under Clause 27.10 of the Facility Agreement, but only insofar as such Default or Event of Default constitutes an Enumerated Default and excluding, for the avoidance of doubt, any Early Termination Event that also constitutes a Default or Event of Default; or

(iv)	a breach of any financial covenant set forth in Clause 28 of the Facility Agreement;

(b)

an Event of Default under Clause 30.5 of the Facility Agreement, but only insofar as it arises as a result of a failure to comply with Clause 29.2 of the Facility Agreement due to Parent’s failure to file its Form 10-K or any other required filing with the SEC in the prescribed time frame;

(c)	an Event of Default under Clause 30.14 of the Facility Agreement arising as a result of a “going concern” or like qualification or exception;

(d)	an Event of Default under Clause 30.7 of the Facility Agreement, but only insofar as it arises as a result of:

(i)	Parent’s failure to pay scheduled interest or coupon amounts as required by the indenture governing the 2020 Notes (the “Notes Non-Payment”); or

(ii)	a Default or Event of Default under the NOK Facility arising as a result of either:

(1)	the Notes Non-Payment; or

(2)	any of the Enumerated Defaults;

(e)	an Event of Default under Clause 30.8.1 of the Facility Agreement, but only insofar as it arises as a result of:

(i)	Parent or any of its Subsidiaries entering into negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(ii)	the Notes Non-Payment;

(f)	an Event of Default that constitutes a “suspension of payments” under Clause 30.9.1(a) of the Facility Agreement arising from the Notes Non-Payment;

(g)

an Event of Default under Clause 30.6 of the Facility Agreement but only insofar as it arises as a result of the representation at Clause 26.11 being repeated in relation to an Enumerated Default during the Support Period; and

(h)	an Event of Default under Clause 30.19 of the Facility Agreement.

3.2	The Support Period in respect of the Enumerated Defaults is limited in nature and nothing in this Support Letter is intended, or will be deemed to:

(a)

constitute a waiver of any Defaults or Events of Default other than the Enumerated Defaults during the Support Period or compliance with any term or provision of the Finance Documents or applicable law, except to the extent expressly provided for herein; or

(b)	establish a custom or course of dealing between you, on the one hand, and the Agent or any Lender, on the other hand.

3.3

The Majority Lenders confirm that during the Support Period the limitations on intra-group payments that apply upon the occurrence of an Event of Default as set out in Clause 29.14 of the Facility Agreement shall not apply.

4.	Tolling of time periods

The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Agent or any Lender may be entitled to take or bring to enforce its rights and remedies against you are, to the fullest extent permitted by law, tolled and suspended during the Support Period.

5.	Counterparts

This Support Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Support Letter.

6.	Governing law, jurisdiction and enforcement

This Support Letter and any non-contractual arrangements arising out of or in relation to it shall be governed by English law. This Support Letter is a Finance Document.

The provisions of Clauses 44 (Remedies and Waivers) and 49 (Enforcement) of the Facility Agreement shall apply in relation to this Support Letter as if such provisions were restated in this Support Letter in their entirety, but with references in Clause 49 (Enforcement) to “Finance Documents” and “this Agreement” construed to refer to this Support Letter.

[Signature Pages Follow]

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance of this letter below.

Yours faithfully

The Agent
/s/ Martin Vesey
For and on behalf of
The Royal Bank of Scotland plc (acting on the instructions of the Majority Lenders)

 [Signature Page to Support Letter]

Accepted and agreed by:

The Borrower

/s/ Quintin V. Kneen	Mar-14-2017
For and on behalf of	Date
GulfMark Americas, Inc.

The Parent

/s/ Quintin V. Kneen	Mar-14-2017
For and on behalf of	Date
GulfMark Offshore, Inc.

[Signature Page to Support Letter]